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                                                                      EXHIBIT 21


               L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
                             AS OF DECEMBER 31, 2002

L-3 Communications Holdings, Inc.
   L-3 Communications Corporation
     AMI Instruments, Inc.
     Aviation Communications & Surveillance Systems, LLC (70%)
        ACSS - NZSC Limited (70%)
        Honeywell TCAS Inc. (70%)
     C3-ilex, LLC (25.2%)
     Delsub, Inc.
     Digital Technics, L.L.C.
        Digital Technics, L.P. (25% + 75%)
     EER Systems, Inc.
     Electrodynamics, Inc.
     Hygienetics Environmental Services, Inc.
     Interstate Electronics Corporation
     KDI Precision Products, Inc.
     L-3 Canada Acquisition Inc.
        Wescam Inc.
        1374474 Ontario Inc.
        1415645 Ontario Inc.
          3052893 Nova Scotia Company
            Applied Physics Specialties Ltd.
          1179023 Ontario Ltd
          3033544 Nova Scotia Company
          Wescam Asia Pte Ltd (50%)
          Wescam Europe Limited
          Wescam Financial (U.S.A.) LLC (99.9% + .1%)
          Wescam Holdings (US) Inc. (94.3% + 5.7%)
            Broadcast Sports Inc.
            Troll Technology Corp.
            Wescam Incorporated
              Wescam Air Ops Inc.
                Wescam Air Ops LLC
            Wescam Sonoma Inc.
          Wescam LLC
     L-3 Communications AIS GP Corporation
        L-3 Communications Intergrated Systems L.P. (1%+99%)
     L-3 Communications Analytics Corporation
        Kapos Associates Inc.
     L-3 Communications Atlantic Science & Technology Corporation L3 Communications Australia Proprietary Limited
     L-3 Communications Australia Pty Ltd
     L-3 Communications Aydin Corporation
        Aydin Foreign Sales Limited
        L-3 Communications Global Network Solutions U.K. Ltd.
        L-3 Communications Investments Inc.
  L-3 Communications Canada Inc.
     Spar Aerospace Limited
        3023001 Canada Inc.
        Godfrey Aerospace Inc.
        Spar Aviation Services (U.S.) Limited
   L-3 Communications ESSCO, Inc.

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        L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES-- (CONTINUED)
                             AS OF DECEMBER 31, 2002


        Electronic Space Systems International Corp.
        Electronic Space Systems (UK) Limited (90%)
        ESSCO Collins Limited (99.99%)
   L-3 Communications Holding GmbH
        L-3 Communications ELAC Nautik GmbH
          ELAC Nautik Unterstutzungska\Se GmbH
        Power Paragon (Deutschland) Holding GmbH (99% +1%)
          EuroAtlas Gesellschaft fur Leistungselektronik mbH
          JovyAtlas Elektrische Umformtechnik GmbH
          Narda Safety Test Solutions GmbH
           PMM Costruzioni Electtroniche Centro Misure
              Radioelettriche S.r.l. (98%)
   L-3 Communications Hong Kong Limited
   L-3 Communications ILEX Systems, Inc.
     ITel Solutions, LLC (50%)
     Telos Corporation
   L-3 Communications IMC Corporation
   L-3 Communications Korea Corporation
   L-3 Communications Malaysia Sdn. Bhd.
   L-3 Communications Secure Information Technology, Inc.
   L-3 Communications Security and Detection Systems Corporation California L-3 Communications Security and Detection Systems Corporation Delaware L-3 Communications Security Systems Corporation
   L-3 Communications SPD Technologies, Inc.
     SPD Holdings, Inc.
        Henschel Inc.
        Pac Ord Inc.
        Power Paragon, Inc.
        SPD Electrical Systems, Inc.
        SPD Switchgear Inc.
   L-3 Communications Storm Control Systems, Inc.
   L-3 Communications TMA Corporation
   L-3 Communications U.K. Ltd.
     Storm Control Systems Limited
   L-3 Communications Westwood Corporation
   L-3 Satellite Networks, LLC
   LogiMetrics, Inc. (55%)
     Logimetrics FSC, Inc. (55%)
     mmTECH, INC. (55%)
   L-Tres Comunicaciones Costa Rica, S.A.
   Microdyne Corporation
     Microdyne Communications Technologies Incorporated
        MCTI Acquisition Corporation
         Apcom, Inc.
        Celerity Systems Incorporated
     Microdyne Ltd.
     Microdyne Outsourcing Incorporated


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       L-3 COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES-- (CONTINUED)
                            AS OF DECEMBER 31, 2002

   MPRI, Inc.
     Ship Analytics, Inc.
      Ship Analytics International, Inc.
      Ship Analytics USA, Inc.
   Southern California Microwave, Inc.
   SYColeman Corporation
   TrexCom (Asia) PTE, Ltd.
   Wolf Coach, Inc.